Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Reports Strong Fiscal Third Quarter 2026 Financial Results with a Return to High Single-Digit Service Organic Revenue Growth*

●	Q3’26 Revenue Increased 26% to $83.9 Million

●	Q3’26 Service Revenue Increased 29% to $53.7 Million

●	Q3’26 Distribution Revenue Grew 20% to $30.2 Million on Increased Demand for Rentals

●	Q3 '26 Gross Margin Expanded 60 Basis Points to 30.1%

●	Management Reaffirms Fiscal 2026 Service Revenue Expectations

●	Management to Host Conference Call Today at 4:30 p.m. Eastern Time

ROCHESTER, NY, February 3, 2026 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leader in test measurement, control and calibration, has reported its financial and operational results for its fiscal third quarter ended December 27, 2025 (the “third quarter”) of fiscal year 2026.

Management Commentary

"Transcat delivered strong performance across our entire business portfolio in the fiscal third quarter highlighted by 7% service organic revenue growth*,” commented Lee D. Rudow, President and CEO. “Distribution revenue grew 20% in the quarter with gross margin expansion of 330bps versus the prior year driven by the continued strategic mix increase of higher-margin rentals. Our talented team’s execution paired with robust revenue growth enabled us to deliver 27% adjusted EBITDA* growth.

"Service revenue was up 29% driven by our differentiated value proposition, continued successful integration and performance of acquired companies, and consistent demand in highly regulated end markets which include life sciences, aerospace & defense, and energy. As expected, service organic revenue returned to more historic levels of growth in the fiscal third quarter. Overall, we are encouraged by our total gross margin profile versus prior year, but we did experience a lag with service gross margins in the third quarter as we incurred start-up costs related to the onboarding of new customers, which we expect to normalize.

"Looking forward, we are optimistic given the momentum building in our service segment driven by strong retention, increased customer activity levels, and realization of new business wins. We expect continued high single-digit service organic revenue growth for the fourth quarter of Fiscal 2026, barring any increased economic uncertainty. We believe our strong value proposition along with the recent acquisitions of premier service calibration companies that expand our geographical footprint positions us well to drive sustainable, long-term shareholder value,” concluded Mr. Rudow.

* See Note 1 on page 5 for a description of the non-GAAP financial measures and pages 12-16 for the reconciliation tables.

Third Quarter Fiscal 2026 Review
(Results are compared with the third quarter of the fiscal year ended March 29, 2025 (“fiscal 2025”))

($ in thousands)			Change
	FY26 Q3	FY25 Q3	$	%
Service Revenue	$53,659	$41,557	$12,102	29.1%
Distribution Revenue	30,197	25,197	5,000	19.8%
Revenue	$83,856	$66,754	$17,102	25.6%

Gross Profit	$25,253	$19,679	$5,574	28.3%
Gross Margin	30.1%	29.5%

Operating Income	$88	$2,100	$(2,012)	(95.8)%
Operating Margin	0.1%	3.1%

Net (Loss) Income	$(1,101)	$2,357	$(3,458)	(146.7)%
Net Margin	(1.3)%	3.5%

Adjusted Net Income*	$2,382	$4,154	$(1,772)	(42.7)%
Adjusted Net Margin*	2.8%	6.2%

Adjusted EBITDA*	$10,068	$7,914	$2,154	27.2%
Adjusted EBITDA* Margin	12.0%	11.9%

Diluted EPS	$(0.12)	$0.25	$(0.37)	(148.0)%

Adjusted Diluted EPS*	$0.26	$0.45	$(0.19)	(42.2)%

Consolidated revenue was $83.9 million, an increase of $17.1 million or 25.6%, driven by growth in both service and distribution segments. Consolidated gross profit was $25.3 million, an increase of $5.6 million, or 28.3%, while gross margin increased 60bps when compared to the prior year period.

Operating expenses were $25.2 million, an increase of $7.6 million, or 43.2%, driven by incremental expenses from acquired businesses, including intangible assets amortization expense, increased stock-based compensation expense, executive transition costs and higher sales-based incentives.

Net loss was $1.1 million, and Adjusted EBITDA* was $10.1 million, which represented an increase of $2.2 million or 27.2%, driven by strong revenue growth. Loss per diluted share was $(0.12) compared to earnings per diluted share of $0.25 last year. Adjusted Diluted Earnings Per Share* were $0.26 versus $0.45 last year.

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 12-16 for the reconciliation tables.

Service segment third quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (64.0% of total revenue for the third quarter of fiscal 2026).

($ in thousand)			Change
	FY26 Q3	FY25 Q3	$	%
Service Segment Revenue	$53,659	$41,557	$12,102	29.1%
Gross Profit	$15,470	$12,357	$3,113	25.2%
Gross Margin	28.8%	29.7%

Operating (Loss) Income	$(2,052)	$1,412	$(3,464)	(245.3)%
Operating Margin	(3.8)%	3.4%

Adjusted Operating Income*	$5,114	$4,921	$193	3.9%
Adjusted Operating Margin*	9.5%	11.8%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 12-16 for the reconciliation tables. To distinguish between the two non-GAAP measures, the segment non-GAAP results are labeled "Adjusted Operating Income". The calculation did not change.

Service segment revenue was $53.7 million, an increase of $12.1 million or 29.1%, and included $9.0 million of incremental revenue from acquisitions. The segment gross margin was 28.8%, a decrease of 90bps from the prior year.

Distribution segment third quarter results

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (36.0% of total revenue for the third quarter of fiscal 2026).

($ in thousands)			Change
	FY26 Q3	FY25 Q3	$	%
Distribution Segment Revenue	$30,197	$25,197	$5,000	19.8%
Gross Profit	$9,783	$7,322	$2,461	33.6%
Gross Margin	32.4%	29.1%

Operating Income	$2,140	$688	$1,452	211.0%
Operating Margin	7.1%	2.7%

Adjusted Operating Income*	$4,954	$2,993	$1,961	65.5%
Adjusted Operating Margin*	16.4%	11.9%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 12-16 for the reconciliation tables. To distinguish between the two non-GAAP measures, the segment non-GAAP results are labeled "Adjusted Operating Income". The calculation did not change.

Distribution segment revenue was $30.2 million, which represented an increase of $5.0 million or 19.8%. Distribution segment gross margin was 32.4%, an increase of 330 bps. Revenue and gross margin increases are primarily due to a favorable sales mix driven by rentals.

Balance Sheet and Cash Flow Overview

On December 27, 2025, the Company had $3.5 million in cash and cash equivalents on hand and $50.1 million available for borrowing, subject to covenant restrictions, under its secured revolving credit facility. Net cash provided by operations for the nine months ended December 2025 and December 2024 was $28.6 million and $28.4 million, respectively. Operating free cash flow* for the nine months ended December 2025 and December 2024 was $16.9 million and $17.9 million, respectively.

Total debt as of December 27, 2025 was $99.9 million versus $32.7 million on March 29, 2025. On July 29, 2025, Transcat announced a new 5-Year $150 million syndicated secured credit facility with M&T Bank and included additional lenders Wells Fargo Bank, N.A. and Bank of America, replacing its existing $80 million credit facility with M&T and payoff of the term debt. The Company’s leverage ratio, as defined in the credit agreement, was 2.00 on December 27, 2025, compared with 0.78 on March 29, 2025.

Tom Barbato, Transcat’s Chief Financial Officer, added, “Third quarter adjusted EBITDA* grew 27% as both segments experienced double-digit revenue growth. The growth in adjusted EBITDA and associated margin enabled Transcat to continue a sequential reduction in our leverage ratio. We believe we are well-positioned to grow both organically and through acquisition.”

* See Note 1 on page 5 for a description of the non-GAAP financial measures and pages 12-16 for the reconciliation tables.

Fiscal Third Quarter 2026 Results Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, February 3, 2026, at 4:30 p.m. ET. Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook. A question-and-answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (800) 267-6316. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

Tuesday, February 3, 2026

4:30 p.m. Eastern Time

Dial-in – Toll-Free US / Canada: 1-800-267-6316

Dial-in – Toll / International: 1-203-518-9783

Conference ID: TRANSCAT (THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY)

Webcast and accompanying slide presentation:

https://viavid.webcasts.com/starthere.jsp?ei=1747104&tp_key=50f6c5b76f

A telephonic replay will be available from 8:30 p.m. ET on the day of the conference call through Tuesday, February 17, 2026. To listen to the archived call, dial 1-844-512-2921 from the US or Canada, or 1-412-317-6671 from international locations, and enter conference ID number 11160649 or access the webcast replay at https://www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting service revenue growth, a U.S. generally accepted accounting principle ("GAAP") measure, we present Service Organic Revenue Growth (current period service revenue less freight billed to customer less acquired revenue less prior period service revenue/prior period service revenue less freight billed to customer less divested revenue times 100). Acquired revenue is revenue generated from acquisitions for twelve months subsequent to the acquisition date. Divested revenue is revenue in the prior period related to businesses that were divested in the last twelve months. The Company’s management believes service organic revenue growth is an important measure of operating performance because the measure provides a basis for comparison of our business operations across periods to assess core operating performance. As such, the Company uses service organic revenue growth as a measure of performance when evaluating its Service segment and as a basis for planning and forecasting.

In addition to reporting net income and net margin, GAAP measures, we present Adjusted Net Income (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, executive transition costs, and acquisition amortization of backlog) and Adjusted net margin (Adjusted Net Income divided by revenue), which are non-GAAP measures. The Company’s management believes Adjusted net income and Adjusted net margin are important measures of operating performance because the measures provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. As such, the Company uses Adjusted Net Income and Adjusted net margin as measures of performance when evaluating its business segments and as a basis for planning and forecasting.

In addition to reporting net income and net margin, GAAP measures, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, executive transition costs, gain on sale of assets and acquisition related transaction expenses) and Adjusted EBITDA margin (Adjusted EBITDA divided by revenue), which are non-GAAP measures. The Company’s management believes Adjusted EBITDA and Adjusted EBITDA margin are important measures of operating performance because the measures allow management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense, executive transition costs, gain on sale of assets and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA and Adjusted EBITDA margin as measures of performance and as a basis for planning and forecasting.

In addition to reporting operating income, a GAAP measure, we present Adjusted Operating Income (operating income plus depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, executive transition costs, and contingent consideration adjustments), which is a non-GAAP measure. The Company’s management believes Adjusted Operating Income is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by excluding items that we do not believe are indicative of our core operating performance. As such, the Company uses Adjusted Operating Income as a measure of performance when evaluating its business segments.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, executive transition costs, and acquisition amortization of backlog; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

In addition to reporting cash from operations, a GAAP measure, we present Operating Free Cash Flow (cash from operations less capital expenditures), which is a non-GAAP measure. The Company's management believes Operating Free Cash Flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations. As such, the Company uses Operating Free Cash Flow as a measure of performance when evaluating its business.

Service Organic Growth Revenue, Adjusted Net Income, Adjusted Net Income margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Diluted Earnings Per Share, and Operating Free Cash Flow are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, the measures should not be considered as a substitute or alternative for the GAAP measures of Service Revenue Growth, Net Income, Operating Income, Diluted Earnings Per Share, and Net Cash provided by Operations and, therefore, should not be used in isolation of, but in conjunction with, the related GAAP measures. Service Organic Revenue Growth, Adjusted Net Income, Adjusted Net Income margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Diluted Earnings Per Share, and Operating Free Cash Flow as presented, may produce results that vary from the related GAAP measure and may not be comparable to similarly defined non-GAAP measures used by other companies. See pages 12-16 for the reconciliation tables.

About Transcat

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “anticipates,” “believes,” “continued,” “estimates,” “expects,” “focus,” “may,” “plan,” “outlook,” “potential,” “strategy,” “will,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, succession planning, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America
Phone: (949) 491-8235

TRNS@mzgroup.us

www.mzgroup.us

FINANCIAL TABLES FOLLOW.

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 27,	December 28,	December 27,	December 28,
	2025	2024	2025	2024

Service Revenue	$53,659	$41,557	$155,639	$129,418
Distribution Revenue	30,197	25,197	86,913	71,869
Total Revenue	83,856	66,754	242,552	201,287

Cost of Service Revenue	38,189	29,200	106,967	87,587
Cost of Distribution Revenue	20,414	17,875	57,749	50,160
Total Cost of Revenue	58,603	47,075	164,716	137,747

Gross Profit	25,253	19,679	77,836	63,540

Selling, Marketing and Warehouse Expenses	11,400	8,119	31,542	24,101
General and Administrative Expenses	13,765	9,460	37,363	28,505
Total Operating Expenses	25,165	17,579	68,905	52,606

Operating Income	88	2,100	8,931	10,934

Interest Expense	1,503	199	3,223	327
Interest Income	(3)	(219)	(19)	(817)
Other (Income) Expense	27	(1,009)	572	(646)
Total Interest and Other Expense/(Income), net	1,527	(1,029)	3,776	(1,136)

Income (Loss) Before Provision For Income Taxes	(1,439)	3,129	5,155	12,070
(Benefit from) Provision for Income Taxes	(338)	772	1,726	2,019

Net (Loss) Income	$(1,101)	$2,357	$3,429	$10,051

Basic (Loss) Earnings Per Share	$(0.12)	$0.26	$0.37	$1.10
Basic Average Shares Outstanding	9,329	9,230	9,322	9,147

Diluted (Loss) Earnings Per Share	$(0.12)	$0.25	$0.37	$1.09
Diluted Average Shares Outstanding	9,329	9,326	9,372	9,243

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 27,	March 29,
	2025	2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,471	$1,517
Accounts Receivable, less allowance for credit losses of $861 and $659 as of December 27, 2025 and March 29, 2025, respectively	58,747	55,941
Other Receivables	1,041	373
Inventory	12,911	14,483
Prepaid Expenses and Other Current Assets	4,637	5,695
Total Current Assets	80,807	78,009
Property and Equipment, net	57,543	50,024
Goodwill	218,279	176,928
Intangible Assets, net	81,195	54,777
Right to Use Assets	33,142	24,345
Other Assets	1,925	1,159
Total Assets	$472,891	$385,242

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$17,486	$16,755
Accrued Compensation and Other Current Liabilities	19,132	15,466
Current Portion of Long-Term Debt	-	1,816
Total Current Liabilities	36,618	34,037
Long-Term Debt	99,885	30,892
Deferred Tax Liabilities, net	9,308	9,286
Lease Liabilities	29,237	21,395
Other Liabilities	1,073	2,752
Total Liabilities	176,121	98,362

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,331,181 and 9,315,840 shares issued and outstanding as of December 27, 2025 and March 29, 2025, respectively	4,666	4,658
Capital in Excess of Par Value	196,769	191,167
Accumulated Other Comprehensive Loss	(507)	(1,469)
Retained Earnings	95,842	92,524
Total Shareholders' Equity	296,770	286,880
Total Liabilities and Shareholders' Equity	$472,891	$385,242

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Nine Months Ended
	December 27,	December 28,
	2025	2024
Cash Flows from Operating Activities:
Net Income	$3,429	$10,051
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss (Gain) on Disposal of Property and Equipment	32	(64)
Noncash Lease Expense	3,186	2,286
Deferred Income Taxes	22	(36)
Depreciation and Amortization	19,222	12,941
Amortization of Deferred Financing Costs	65	-
Gain on Sale of Assets	-	(855)
Provision for Accounts Receivable and Inventory Reserves	393	147
Stock-Based Compensation Expense	5,030	2,075
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	124	1,848
Inventory	749	4,612
Prepaid Expenses and Other Current Assets	1,199	(1,419)
Accounts Payable	521	4,179
Accrued Compensation and Other Current Liabilities	(2,536)	(2,096)
Lease Liabilities	(2,787)	(2,387)
Income Taxes Payable	-	(2,925)
Net Cash Provided by Operating Activities	28,649	28,357

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(11,709)	(10,502)
Business Acquisitions, net of cash acquired	(82,525)	(86,095)
Proceeds from Sale of Assets	-	1,100
Sales of Marketable Securities	-	15,533
Net Cash Used in Investing Activities	(94,233)	(79,964)

Cash Flows from Financing Activities:
Proceeds From Revolving Credit Facility, net of lender fees	130,631	44,146
Repayment of Revolving Credit Facility	(62,041)	(4,651)
Repayments of Term Loan	(1,816)	(1,745)
Payments of Deferred Financing Costs	(365)	-
Issuance of Common Stock, net of direct costs	677	1,766
Repurchase of Common Stock	(97)	(3,208)
Net Cash Provided by Financing Activities	66,989	36,308

Effect of Exchange Rate Changes on Cash and Cash Equivalents	550	293

Net Increase (Decrease) in Cash and Cash Equivalents	1,954	(15,006)
Cash and Cash Equivalents at Beginning of Period	1,517	19,646
Cash and Cash Equivalents at End of Period	$3,471	$4,640

TRANSCAT, INC.
Adjusted EBITDA and Operating Income Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,261	$1,269	$(1,101)	$-	$3,429
+ Interest Expense, Net	440	1,264	1,500	-	3,204
+ Tax Provision	1,304	760	(338)	-	1,726
+ Depreciation & Amortization	5,605	6,487	7,130	-	19,222
+ Executive Transition Costs	-	-	771	-	771
+ Transaction Expenses	28	496	45	-	569
+ Non-cash Stock Compensation	1,130	1,839	2,061	-	5,030
Adjusted EBITDA*	$11,768	$12,115	$10,068	$-	$33,951

Segment Breakdown

Service Operating Income (Loss)	$2,567	$920	$(2,052)	$-	$1,435
+ Depreciation & Amortization	3,763	4,562	5,175	-	13,500
+ Executive Transition Costs	-	-	519	-
+ Transaction Expenses	28	496	45	-	569
+ Other (Income) Expense	(230)	(155)	(32)	-	(417)
+ Non-cash Stock Compensation	802	1,301	1,459	-	3,562
Service Adjusted Operating Income*	$6,930	$7,124	$5,114	$-	$19,168

Distribution Operating Income	$2,771	$2,585	$2,140	-	7,496
+ Depreciation & Amortization	1,842	1,925	1,955	-	5,722
+ Executive Transition Costs	-	-	252	-	252
+ Transaction Expenses	-	-	-	-	-
+ Other (Income) Expense	(103)	(58)	5	-	(156)
+ Non-cash Stock Compensation	329	538	602	-	1,469
Distribution Adjusted Operating Income*	$4,839	$4,990	$4,954	$-	$14,783

* See Note 1 on page 5 for a description of the non-GAAP financial measures.

TRANSCAT, INC.
Adjusted EBITDA and Operating Income Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286	$2,357	$4,464	$14,515
+ Interest Expense (Income), net	(260)	(210)	(20)	463	(27)
+ Tax Provision	820	427	772	1,792	3,811
+ Depreciation & Amortization	4,113	4,399	4,430	5,625	18,567
+ Transaction Expenses	434	32	778	33	1,277
+ Acquisition Earn-Out Adjustment	-	-	-	(835)	(835)
+ Other (Income) Expense	-	1	(855)	30	(824)
+ Non-cash Stock Compensation	697	926	452	1,173	3,248
Adjusted EBITDA*	$10,212	$8,861	$7,914	$12,745	$39,732

Segment Breakdown

Service Operating Income	$4,091	$3,704	$1,412	$5,976	$15,183
+ Depreciation & Amortization	2,402	2,455	2,451	3,774	11,082
+ Transaction Expenses	146	-	778	11	935
+ Acquisition Earn-Out Adjustment	-	-	-	(256)	(256)
+ Other (Income) Expense	(96)	(164)	94	(133)	(299)
+ Non-cash Stock Compensation	421	629	186	813	2,049
Service Adjusted Operating Income*	$6,964	$6,624	$4,921	$10,185	$28,694

Distribution Operating Income	$1,008	$31	$688	$964	$2,691
+ Depreciation & Amortization	1,711	1,944	1,979	1,851	7,485
+ Transaction Expense	288	32	-	22	342
+ Acquisition Contingent Consideration Adjustment	-	-	-	(579)	(579)
+ Other (Income) Expense	(35)	(67)	60	(58)	(100)
+ Noncash Stock Compensation	276	297	266	360	1,199
Distribution Adjusted Operating Income*	$3,248	$2,237	$2,993	$2,560	$11,038

* See Note 1 on page 5 for a description of the non-GAAP financial measures.

TRANSCAT, INC.
Adjusted Net Income and Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income (Loss)	$3,261	$1,269	$(1,101)	$-	3,429
+ Amortization of Intangible Assets	2,844	3,461	3,977	-	10,282
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Executive Transition Costs	-	-	771		771
+ Acquisition Deal Costs	28	496	45	-	569
+ Acquisition Stock Expense	145	226	291	-	662
+ Income Tax Effect @ 31%	(754)	(1,297)	(1,601)	-	(3,652)
Adjusted Net Income*	$5,524	$4,155	$2,382	$-	12,061

Diluted Average Shares Outstanding	9,389	9,399	9,329		9,372

Diluted (Loss) Earnings Per Share	$0.35	$0.14	$(0.12)	$-	$0.37

+ Amortization of Intangible Assets	0.30	0.37	0.43	-	1.10
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Executive Transition Costs	-	-	0.08		0.08
+ Acquisition Deal Costs	-	0.05	0.01	-	0.06
+ Acquisition Stock Expense	0.02	0.02	0.03	-	0.07
+ Income Tax Effect @ 31%	(0.08)	(0.14)	(0.17)	-	(0.39)

Adjusted Diluted Earnings Per Share*	$0.59	$0.44	$0.26	$-	$1.29

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286	$2,357	$4,464	14,515
+ Amortization of Intangible Assets	1,749	1,888	1,879	2,906	8,422
+ Acquisition Amortization of Backlog	24	4	-	-	28
+ Acquisition Deal Costs	434	33	778	34	1,279
+ Acquisition Stock Expense	234	130	(261)	141	244
+ Income Tax Effect at 25%	(610)	(514)	(599)	(770)	(2,493)
+ Acquisition Earn-Out Adjustment	-	-	-	(836)	(836)
Adjusted Net Income*	$6,239	$4,827	$4,154	$5,939	$21,159

Diluted Average Shares Outstanding	9,196	9,282	9,326	9,287	9,254

Diluted Earnings Per Share	$0.48	$0.35	$0.25	$0.48	$1.57

+ Amortization of Intangible Assets	0.19	0.21	0.21	0.31	0.91
+ Acquisition Amortization of Backlog	-	-	-	-	0.00
+ Acquisition Deal Costs	0.05	-	0.08	-	0.14
+ Acquisition Stock Expense	0.03	0.02	(0.03)	0.02	0.03
+ Income Tax Effect @ 25%	(0.07)	(0.06)	(0.06)	(0.08)	(0.27)
+ Acquisition Earn-Out Adjustment	-	-	-	(0.09)	(0.09)

Adjusted Diluted Earnings Per Share*	$0.68	$0.52	$0.45	$0.64	$2.29

* See Note 1 on page 5 for a description of the non-GAAP financial measures.

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2026 Q3	FY 2025 Q3	$	%
Service Revenue	$53,659	$41,557	$12,102	29.1%
Cost of Revenue	38,189	29,200	8,989	30.8%
Gross Profit	$15,470	$12,357	$3,113	25.2%
Gross Margin	28.8%	29.7%

Selling, Marketing & Warehouse Expenses	$7,516	$4,380	$3,136	71.6%
General and Administrative Expenses	10,006	6,565	3,441	52.4%
Operating (Loss) Income	$(2,052)	$1,412	$(3,464)	(245.3)%
% of Revenue	(3.8)%	3.4%

			Change
DISTRIBUTION	FY 2026 Q3	FY 2025 Q3	$	%
Distribution Revenue	$30,197	$25,197	$5,000	19.8%
Cost of Revenue	20,414	17,875	2,539	14.2%
Gross Profit	$9,783	$7,322	$2,461	33.6%
Gross Margin	32.4%	29.1%

Selling, Marketing & Warehouse Expenses	$3,884	$3,739	$145	3.9%
General and Administrative Expenses	3,759	2,895	864	29.8%
Operating Income	$2,140	$688	$1,452	211.0%
% of Sales	7.1%	2.7%

			Change
TOTAL	FY 2026 Q3	FY 2025 Q3	$	%
Total Revenue	$83,856	$66,754	$17,102	25.6%
Total Cost of Revenue	58,603	47,075	11,528	24.5%
Gross Profit	$25,253	$19,679	$5,574	28.3%
Gross Margin	30.1%	29.5%

Selling, Marketing & Warehouse Expenses	$11,400	$8,119	$3,281	40.4%
General and Administrative Expenses	13,765	9,460	4,305	45.5%
Operating Income	$88	$2,100	$(2,012)	(95.8)%
% of Revenue	0.1%	3.1%

TRANSCAT, INC.
Service Organic Revenue and Operating Free Cash Flow
(Dollars in thousands)
(Unaudited)

Service Organic Revenue
	Third Quarter Ended
	December 27,	December 28,	Change
	2025	2024	$	%
Service Revenue	$53,659	$41,557	$12,102	29%
Less: Acquired Revenue	(9,000)	(206)
Less: Freight Billed to Customer	(799)	(484)
Service Organic Revenue *	$43,860	$40,867	$2,993	7%

Operating Free Cash Flow
	Nine Months Ended
	December 27,	December 28,
	2025	2024
Net cash provided by operations	$28,649	$28,357
Capital Expenditures	(11,709)	(10,502)
Operating Free Cash Flow*	$16,940	$17,855

* See Note 1 on page 5 for a description of the non-GAAP financial measures.